                                                                    EXHIBIT 99.3


                      [DWIGHT DARBY & COMPANY LETTERHEAD]
                          Certified Public Accountants


                                 March 10, 2000


Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street N.W.
Washington, D.C. 20540

     Re: Centerstate Banks of Florida, Inc.

     We have had the opportunity to review the disclosure by Centerstate Banks of Florida, Inc. in the registration statement and agree with the statements made by the issuer.


                                   /s/ Dwight Darby & Company
                                   --------------------------------
                                   Certified Public Accountants



             611 South Magnolia Avenue o Tampa, Florida 33606-2799
                      (813) 251-2411 o FAX (813) 251-1338
                    E-Mail: ddepa@gate.net o www.dd cpa.com
          Members American Institution of Certified Public Accountants
               Florida Institute of Certified Public Accountants
                     Independent Member B K R International